CERTIFICATE OF INCORPORATION
                                OF
                    ANDREW MERGING CORPORATION

                            ARTICLE I

      The name of the corporation (hereinafter called the "Corporation") is Andrew Merging Corporation.

                            ARTICLE II

      The address of the Corporation's registered office in the State of Delaware is 1209 Orange, City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

                           ARTICLE III

      The purpose for which the corporation is organized is: to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

                            ARTICLE IV

      The total number of shares of all classes of stock which the Corporation shall have authority to issue is 1,000 shares of Common Stock, $.01 par value ("Common Stock"). Holders of Common Stock shall have one vote in respect of each share held by them.

                            ARTICLE V

                        BOARD OF DIRECTORS

      SECTION 1. NUMBER. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors which shall consist of not less than six and not more than eleven persons, with the specific number to be determined by resolution of the Board of Directors.

      SECTION 2. TERMS.   Each director shall hold office until the next Annual
Meeting of Stockholders after his election or until his successor is elected and qualified or until his earlier resignation or removal.

      SECTION 3. STOCKHOLDER NOMINATIONS OF DIRECTOR CANDIDATES. Advance notice of stockholder nominations for the election of directors shall be given in the manner provided in the By-Laws of the Corporation.

      SECTION 4. NEWLY CREATED DIRECTORSHIPS AND VACANCIES. Newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the next Annual Meeting of Stockholders.

      SECTION 5. REMOVAL. Any director, or the entire Board of Directors, may be removed from office at any time, with or without cause, by the affirmative vote of the holders of a majority of the voting power of all of the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

                            ARTICLE VI

                        STOCKHOLDER ACTION

      Any action required or permitted to be taken by the stockholders of the corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by consent in writing by such stockholders. Except as otherwise required by law, special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors.

                           ARTICLE VII

                        BY-LAWS AMENDMENTS

      The Board of Directors shall have power to make, alter, amend and repeal the By-Laws of the Corporation (except so far as the By-Laws of the Corporation adopted by the Stockholders shall otherwise provide). Any By-Laws made by the Board of Directors under the powers conferred hereby may be altered, amended or repealed by the Board of Directors or by the stockholders.

                           ARTICLE VIII

                      ACQUISITIONS PROPOSALS

      In determining whether an "acquisition proposal" is in the best interests of the Corporation and its stockholders, the Board of Directors shall consider all factors it deems relevant including, without limitation:

      A. the consideration being offered in the acquisition proposal, not only in relation to the then current market price, but also in relation to the then current value of the Corporation in a freely negotiated transaction and in relation to the Board of Directors' estimate of the future value of the Corporation as an independent entity, and

      B. the social, legal and economic effects upon employees, suppliers, customers and on the communities in which the Corporation is located, as well as the long-term business prospects of the Corporation.

"Acquisitions proposal" means any proposal of any person (i) for a tender offer, exchange offer or any other method of acquiring any equity securities of the Corporation with a view to acquiring control of the Corporation, (ii) to merge or consolidate the Corporation with another corporation, (iii) to purchase or otherwise acquire all or substantially all the properties and assets of the Corporation.

This Section shall not be interpreted to create any rights on behalf of third persons, such as employees, suppliers or customers.

                            ARTICLE IX

      SECTION 1. ELIMINATION OF CERTAIN LIABILITY OF DIRECTORS. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for the breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.
      SECTION 2.  INDEMNIFICATION AND INSURANCE.

           A. RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or, if a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph B hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this section or otherwise. The
      Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

           B. RIGHT OF CLAIMANT TO BRING SUIT. If a claim under paragraph A of this Section is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the Claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of providing such defense shall be on the Corporation. Neither the
       failure  of  the   Corporation   (including   its  Board  of  Directors,
       stockholders or independent legal counsel) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, stockholders or independent legal counsel) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

           C. NON-EXCLUSIVITY OF RIGHTS. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-law, agreement, vote of stockholders or disinterested directors or otherwise.

           D. INSURANCE. The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

                            ARTICLE X

      The name and mailing address of the incorporator of the Corporation is Robin Mariella, Suite 3300, One First National Plaza, Chicago, Illinois 60603.

      The undersigned, being the sole incorporator hereinafter named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this Certificate of Incorporation, hereby declaring and certifying that this is her act and deed and the facts herein stated are true, and accordingly has set her hand this 20th day of November, 1986.


                                                           /s/ Robin Mariella
                                                           ------------------
                                                               Robin Mariella

                      CERTIFICATE OF MERGER
                                OF
                        ANDREW CORPORATION
                               INTO
                    ANDREW MERGING CORPORATION

      Andrew Merging Corporation, a Delaware corporation, hereby certifies that:

      FIRST: The name and state of incorporation of each of the constituent corporations is as follows:

                                                   State of
             Name                                Incorporation
             ----                                -------------

      Andrew Corporation                            Illinois
      Andrew Merging Corporation                    Delaware

      SECOND: An Agreement and Plan of Merger dated December 18, 1986 has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 252(c) of the General Corporation Law of the State of Delaware.

      THIRD: The name of the surviving corporation is Andrew Merging Corporation, which shall be changed herein to Andrew Corporation.

      FOURTH: The Certificate of Incorporation of Andrew Merging Corporation as in effect on the date of filing of this certificate shall be the Certificate of Incorporation of the surviving corporation, with the following amendments:

          (a) Article I of the Certificate of Incorporation of Andrew Merging Corporation shall be amended to read in its entirety as follows: "The name of the corporation (hereinafter called the "Corporation") is Andrew Corporation."

          (b) Article IV of the Certificate of Incorporation of Andrew Merging Corporation shall be amended to read in its entirety as follows: "The total number of shares of all classes of stock which the Corporation shall have authority to issue is 30,000,000 shares of Common Stock, $.01 par value ("Common Stock"). Holders of Common Stock shall have one vote in respect of each share held by them."

      FIFTH: The executed Agreement and Plan of Merger is on file at the principal place of business of the surviving corporation, the address of which is 10500 West 153rd Street, Orland Park, Illinois 60462.

      SIXTH: A copy of the Agreement and Plan of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of either constituent corporation.

      SEVENTH: The authorized capital stock of Andrew Corporation is 30,000,000 shares of Common Stock, $1.00 par value.

      IN WITNESS WHEREOF, Andrew Merging Corporation has caused this certificate to be duly executed by its officers thereunto duly authorized this 3rd day of February, 1987.

                                    ANDREW MERGING CORPORATION


                                By:/s/ Floyd L. English
                                   --------------------
                                       Floyd L. English
                                       President

ATTEST:
/s/ Charles R. Nicholas
- - - -----------------------
Charles R. Nicholas
Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                               ANDREW CORPORATION

       ANDREW  CORPORATION,  a corporation  organized and existing  under and by
virtue  of  the  General   Corporation   Law  of  the  State  of  Delaware  (the
"Corporation"), DOES HEREBY CERTIFY:

       FIRST: That at a meeting of the Board of Directors of the Corporation held on November 11, 1993, resolutions were adopted setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing that the amendment be considered at the Annual Meeting of Stockholders of the Corporation to be held February 2, 1994. The resolution setting forth the proposed amendment is as follows:

       "RESOLVED: That Article IV of the Certificate of Incorporation of this corporation be amended to read in its entirety as follows:

                      The total  number of shares of stock of all classes  which the Corporation shall have authority to issue is 100,000,000 shares of Common Stock, $.01 par value ('Common Stock'). Holders of Common Stock shall have one vote in respect of each share held by them."

       SECOND: That thereafter, pursuant to resolution of its Board of Directors, the Annual Meeting of the Stockholders of the Corporation was fully called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares required by Section 242 of the General Corporation Law of the State of Delaware were voted in favor of the amendment.

       THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

       IN WITNESS WHEREOF, ANDREW CORPORATION has caused this certificate to be signed by Gregory F. Maruszak, its Vice President, Controller, and James F. Petelle, its Secretary, this 2nd day of February 1994.


                                            ANDREW CORPORATION


                                            By:/s/ Gregory F. Maruszak
                                               ------------------------------
                                                   Gregory F. Maruszak
                                                   Vice President, Controller

ATTEST:

By:/s/ James F. Petelle
   --------------------
       James F. Petelle
       Secretary